                                                                      Exhibit 12

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                           --------------------------
                                                                              2005          2006
                                                                           ------------  ------------

Net Income .............................................................   $       208   $       233
Income taxes  ..........................................................            90           114
Capitalized interest ...................................................            (2)           (3)
                                                                           -----------   -----------
                                                                                   296           344
                                                                           -----------   -----------


Fixed charges, as defined:

   Interest ............................................................           257           181
   Capitalized interest ................................................             2             3
   Interest component of rentals charged to operating income ...........             1             1
                                                                           -----------   -----------
   Total fixed charges .................................................           260           185
                                                                           -----------   -----------

Earnings, as defined ...................................................   $       556   $       529
                                                                           ===========   ===========

Ratio of earnings to fixed charges .....................................          2.14          2.85
                                                                           ===========   ===========